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                                                                    EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement (No. 333-25991) of Coast Dental Services, Inc. on Form S-8 of our report dated February 9, 1998, appearing in the Annual Report on Form 10-K of Coast Dental Services, Inc. for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP

Tampa, Florida
March 27, 1998